Exhibit 3.5  Agreement of Merger

                               AGREEMENT OF MERGER

         Agreement of Merger, (the "Agreement"), dated as of March 28, 2002, between American Industries, Inc., a Utah corporation ("AI") Pegasus Tel, Inc. Merger Subsidiary Corporation, a Delaware corporation ("SUB") and Pegasus Communications, Inc., a New York corporation ("PCI").

         WHEREAS, the authorized Capital Stock of AI consists of 250,000,000 shares, $0.001 par value per share of common stock (the "AI common Stock"), of which 8,048,174 shares (the "Shares") will be issued and outstanding immediately prior to the Effective Time; and

         WHEREAS, the authorized capital stock of PCI consists of 1,000 shares, $1.00 par value per share, of common stock (the "PCI Common Stock"), of which 1,000 shares are presently outstanding; and

         WHEREAS, the authorized capital stock of SUB consists of 1,000 shares, $.0 par value per share of common stock (the "SUB Common Stock") of which 1,000 shares are outstanding; and

         WHEREAS, the Board of Directors of AI, SUB, and PCI respectively have approved a merger (the "Merger") of PCI into SUB in accordance with the laws of the State of Delaware, upon the terms and subject to the conditions set forth in this Merger Agreement, and pursuant to which each Share of PCI shall be converted into the right receive shares of AI Common Stock; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements made herein and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

1.01     The Merger.

         (a) Upon the terms and subject to the conditions of this Agreement, PCI shall merge with and into SUB, (the "Merger") as a wholly owned subsidiary of AI; such merger to be conducted in accordance with the laws of the States of New York and Delaware, with SUB continuing as the surviving corporation (the "Surviving Corporation"), and the separate existence of PCI terminating. As a result of the Merger, the name of AI shall be changed to Dolce Ventures, Inc. The Merger shall be effective (the "Effective Time") upon the filing of Certificate of Merger, in such form as required by, and executed in accordance with the relevant provisions of the General Corporate law of Delaware ("DCA").

         (b) The Merger shall have the effect set forth in Section 259 of the Delaware General Corporation Law (the "DGCL") and Section 16-10a-11-6 of the Utah revised Business Corporation Act.

         (c) The Certificate of Incorporation of SUB in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

         (d) The Bylaws of SUB and AI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and AI, respectively. Provided, however, that after the Effective Time and prior to June 30, 2002, the Board of Directors of AI and the Surviving Corporation may amend the Bylaws of AI and the Surviving Corporation as the deem necessary and appropriate, subject to the requirements and the restrictions of the "DCA".

         (e) The Board of Directors of SUB and AI immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation and AI respectively, provided that, as of the Effective Time all exiting Officers and Directors of AI and The Surviving Corporation shall resign


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

and the Board of Directors of PCI immediately prior to the Effective Time shall become the Directors of AI and the Surviving Corporation.

1.02.    Conversion or Cancellation of PCI Common Stock

         (a) As soon as practicable after the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time, except for Shares entitled to dissenters rights payout, if any, shall be converted into the right to receive the shares of AI capital stock, (the "Exchange Shares"), deliverable to the holder thereof, upon the surrender of the certificate representing such Share as follows: (i) one (1) Share shall be converted into approximately 65,000 shares of AI common stock. Any fraction of a share of AI common stock shall be rounded up to a whole share. The exchange of Shares shall occur in a manner and at the time the "Exchange Date") described in Section 1.03.

         (b) As of the effective Time of the Merger, the holders of certificates representing Shares shall cease to have any rights as stockholders of PCI and their sole right shall be the right to receive the consideration provided in this Section 1.02, without interest thereon.

         (c) Each other share of capital stock of AI issued and outstanding immediately prior to the Effective Time shall continue as issued and outstanding capital stock of AI.

         (d) After the Exchange Date, the stockholders of PCI will hold approximately 65,000,000 of the outstanding shares of the Company, and after the Exchange Date the Broker will hold approximately 7,163,357 of the outstanding shares of the company, and the current stockholders of the Company holding shares after the Exchange Date, will hold approximately 8,048,174 of the outstanding shares of the Company.

1.03 Surrender of Share Certificates; Payment. As of the Exchange Date, AI shall accept from each holder of record of Shares a certificate or certificates which, immediately prior to the Effective Time, represented outstanding Shares. Delivery shall be affected, and risk of loss and title to the Shares shall pass, only upon receipt of the Shares by AI or its designated agent for such purposes, and instructions for use in effecting the surrender of the Shares for exchange for Exchange Shares therefore. Upon surrender of a duly endorsed share certificate for exchange to AI or to such other agent or agents as may be appointed by AI, together with any other required documents, the holder of such Share certificate shall be entitled to receive the consideration provided in
Section 1.02(a), and the Share certificate so surrendered shall forthwith be cancelled.

1.04 Restriction on Sales of Common Shares. Upon issuance of the Exchange Shares to the holders of the Shares in exchange therefore, in accordance with the terms and conditions hereof, the Exchange Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law. At the Exchange Date, the Exchange Shares shall not be subject to an effective Registration Statement under the Securities Act of 1933 (the "Act"), and may be sold or transferred only pursuant to an effective Registration Statement or and exemption from registration, including without limitation Rule 144 as promulgated pursuant to the Securities Act of 1933, and in compliance with all applicable state securities laws. A sale or transfer shall include any offer or the sale, gift, disposition, attempted disposition, liquidating distribution, transfer, assignment, delivery, pledge, hypothecation, allocation or creation or attempted creation of any present or future interest, right, claim, or privilege in or to any of the Exchange Shares. Prior to the issuance of the Exchange Shares, as a condition to the issuance by AI of the Exchange Shares, AI shall receive from each holder of PCI Shares, a representation and warranty that the Exchange Shares to be received by such holder have been acquired solely for such holder's own account for investment and may not be sold by such holder except in accordance with all applicable securities laws. It is acknowledged that the certificates representing the Exchange Shares will bear a restrictive legend similar to the following:

         The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under the securities Act of 1933.


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

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF PCI

PCI represents and warrants to AI that:

2.01 Due Organization. PCI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are being conducted on the date of this Agreement. Except as set forth on a Disclosure Schedule delivered to AI on the date hereof (the Disclosure Schedule"), PCI is duly qualified as a foreign corporation, and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse effect on PCI. Except as set forth on the Disclosure Schedule, all of the outstanding Shares of PCI Common Stock are validly issued, fully paid and nonassessable. PCI neither directly no indirectly owns any material interest in any corporation, partnership, joint venture or other business association or entity, except as set forth on the Disclosure Schedule.

2.02     Execution and Delivery of Agreement.

         (a) PCI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PCI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, except for the approval of the Merger by the stockholders of PCI. This agreement has been duly executed and delivered by PCI and shall, upon receipt of approval by the holder of the Shares, constitute the legal, valid and binding obligation of PCI, enforceable against PCI in accordance with its terms, except that; (a) the enforceability hereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

         (b) The Board of Directors of PCI has and prior to the Effective Time the requisite number of stockholders shall have, by resolution duly adopted, approved the Merger and this Agreement by the vote of or written consent as required by New York law.

         (c) Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate (i) the Certificate of Incorporation or Bylaws of PCI;
(ii) any material contractual restriction binding on PCI; or (iii) any judgment, order, decree, law, rule or regulation applicable to PCI or its respective properties, which contravention would have a materially adverse effect on the business or financial condition of PCI. No approval or authorization of, or filing with, any governmental or regulatory authority is required for the execution and delivery of this Agreement by PCI or the consummation by PCI of the transactions contemplated hereby, except the filing of the appropriate Certificate of Merger, and if necessary, the amendments to PCI's Certificate of Incorporation with the appropriate official of the State of New York.

2.03. Capital Stock. The authorized capital stock of PCI consists of 1,000 shares of $1.00 par value common stock, of which 1,000 shares will be issued and outstanding immediately prior to the Effective Time. As of the date hereof, no other equity securities of PCI are outstanding or reserved for issuance. No shares of PCI common stock are held in PCI's treasury or reserved for issuance; and no preferred shares are authorized, issued or outstanding. All outstanding shares of capital stock of PCI are duly authorized, validly issued, fully paid and nonassessable. There are not outstanding on the date hereof any subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional, written or oral) obligating PCI or any current record or beneficial stockholder of PCI to issue, deliver, sell, or cause to be issued, delivered or sold to any party.
2.04     Financial Statements

         (a) Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the financial condition of PCI taken as a whole. Without limiting the generality of the foregoing, since that date PCI has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business and no change has occurred which has or


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

may be reasonably be expected to have a materially adverse affect on the ability of PCI to consummate the transactions contemplated by this Agreement or on the business or financial condition of PCI.

2.05     Other Information

         (a) None of the written information supplied by or on behalf of PCI to AI contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or to correct any statement previously made.

         (b) All written statements, memoranda, certificates, schedules, lists or other written information (including, without limitation, financial information) heretofore, or hereafter provided by PCI to AI or any of its representatives, pursuant to the terms hereof, or otherwise in connection with the transactions contemplated hereby, have been and will be true and correct in all material respects, and do not and will not contain any materially misleading statement or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, and in view of all the written information which was provided by PCI to AI or any of their representatives, not misleading.

2.06 Brokers. American Industries, Inc. will pay Kevin Kopaunik a finder's fee of approximately 7,163,357 shares of AI common stock.

2.07 No Violation of Law. (a) To the knowledge of PCI, the business of PCI is being conducted in conformity with applicable law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity, except for violations which individually or in the aggregate, do not and are not expected to have a materially adverse effect on PCI taken as a whole; and (b) no investigation or review by any governmental or regulatory entity with respect to PCI is pending, or to the knowledge of PCI, threatened, nor has any governmental or regulatory entity indicated an intention to conduct the same, other than those the outcome of which will not in the aggregate have or be expected to have a materially adverse effect on PCI taken as a whole.

2.08 Litigation. There are no suits, actions, proceedings or investigations pending, or to the knowledge of PCI, threatened against or affecting PCI or any of its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, the results of which would have a materially adverse effect on PCI.

2.09     Taxes

         (a) Except as set forth in the Disclosure Schedule, (i) all returns and reports of all Taxes (as defined below) including, without limitation, consolidated federal income tax returns of PCI, withholding tax returns, and tax reports, required to be filed with respect to PCI or any of its income, properties or operation, have been duly filed in a timely manner (taking into account all extensions of due dates); (ii) all information provided in such returns, declarations and reports is true, correct and complete in all material respects; and (iii) all taxes attributable to PCI and its subsidiaries that are or were due and payable have been paid, provided for, or are being contested in good faith.

         (b) There is no claim or assessment pending, or to the best of PCI's knowledge, threatened against PCI for any alleged deficiency of any Taxes, and PCI does not know of any audit or investigation with respect to any liability of PCI for Taxes.

         (c) For purposes of this Agreement, "Taxes" shall be understood to include any tax or similar governmental charge, impost or levy, together with any related liabilities penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.



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

2.10 Current Negotiations and Discussions. Except as set out in the Disclosure Schedule, as of the date of this Agreement, neither PCI nor any of its affiliates, officers, directors, representatives, or agents is in negotiations with, or soliciting offers or proposals from any corporation, partnership, person or other entity or group (other than AI and its respective directors, offices, employees, representatives or agents) in respect of any merger, sale of assets, sale of shares of capital stock or similar transactions involving PCI.

2.11 Title to Assets. PCI has good and marketable title to all of its assets free and clear of all security interests. The ability of PCI to use any intellectual property is not currently materially and adversely affected by the bankruptcy of any licensor except that warranty, support and service obligations may not be enforceable against licensors who are bankrupt.

2.12 Events Subsequent to Most Recent Fiscal Month. Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the business, financial condition, operations or results of operations or to the best knowledge of PCI, the future prospects of PCI.

2.13     Real Property.

         (a) PCI owns no real property.

         (b) PCI leases no real property.

2.14 Intellectual Property. PCI owns all intellectual property used in the operation of the business as presently conducted.

2.15 Contracts. PCI is a party to certain agreements, including third party contracts and various certificates of convenience with and tariffs issued by various governmental authorities (collectively the "Contracts") necessary for the conduct of the business of PCI; and with respect to each such Contract, subject to the terms and provisions thereof, and the performance of the covenants and agreements by PCI and all other persons thereto, including persons that are not parties to the Contracts, and in all material respects; (i) the Contract is legal, valid, binding, enforceable, and in full force and effect;
(ii) to PCI's best knowledge, the Contract will continue to be legal, valid, binding, enforceable, and consummation of the transactions contemplated hereby and no breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) no party has repudiated any provision of the Contract that would have a materially adverse effect on PCI; subject however, to the qualifications that enforcement of the rights and remedies created thereby is subject to; (A) bankruptcy, insolvency, reorganization, moratorium and the laws of general application affecting the rights and remedies of creditors; and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

2.16 Litigation. PCI is not; (i) subject to any outstanding injunction, judgment, order, decree, ruling, charge, or; (ii) a party, or to the knowledge of PCI, its directors or officers, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, other than claims arising in the ordinary course of PCI's business which in the aggregate as of the date of Closing would not have a materially adverse effect on the financial condition of PCI. Neither PCI nor any of its directors or officers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against PCI.

2.17 Employees. PCI is not bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. PCI and its directors and officers have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to its employees of any unfair labor practice committed by PCI.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF AI AND SUB

AI and SUB jointly and severally represent and warrant to PCI that:



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

3.01 Due Organization. AI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are being conducted on the date of this Agreement. Except as set forth on a Disclosure Schedule delivered to PCI on the date hereof (the "Disclosure Schedule"), AI is duly qualified as a foreign corporation, and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a materially adverse affect on AI. Except as set forth on the Disclosure Schedule, all of the outstanding Shares of AI Common Stock are validly issued, fully paid and nonassessable. AI neither directly nor indirectly owns any material interest in any corporation, partnership, joint venture or other business association or entity, except as set forth on the Disclosure Schedule.

3.02     Execution and Delivery of Agreement.

         (a) AI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AI and SUB and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, except for the approval of the Merger by the Stockholders of SUB and AI. This Agreement has been duly executed and delivered by AI and SUB and shall, upon receipt of approval by the holders of AI and SUB shares, constitute the legal, valid and binding obligations of AI and SUB, enforceable against AI and SUB in accordance with its terms, except that; (i) the enforceability hereof by be subject to bankruptcy insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may by subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

         (b) The Boards of Directors of AI and SUB have, and prior to the Effective Time the requisite number of stockholders shall have, by resolution duly adopted, approved the Merger and this Agreement by the vote of or by written consent as required by Utah and Delaware law.


         (c) Except as set forth on the Disclosure Schedule, the execution and delivery of this Agreement and the Consummation of the transactions contemplated hereby so not violate (i) the Certificate of Incorporation or Bylaws of AI or SUB; or (ii) any material contractual restriction binding on AI or SUB; or (iii) any judgment order, decree, law, rule or regulation applicable to AI or SUB or their respective properties, which contravention would have a materially adverse effect on the ability of AI or SUB to consummate the transactions contemplated by this Agreement or on the business or financial condition of AI or SUB. No approval or authorization of, or filing with any governmental or regulatory authority is required for the execution and delivery of this Agreement by AI or SUB or the consummation by AI or SUB of the transactions contemplated hereby, except the filing of the appropriate Certificate of Merger, and the amendments to AI's Certificate of Incorporation with the appropriate official of the State of Utah.

3.03     Capital Stock.

         (a) The authorized capital stock of AI consists of 250,000,000 Shares of $.001 par value common stock, of which 8,048,174 shares are issued and outstanding. As of the date hereof, no other equity securities of AI are outstanding or reserved for issuance. No shares of AI common stock are held in AI's treasury or reserved for issuance. All outstanding shares of capital stock of AI are duly authorized, validly issued, fully paid and nonasseesable. There are not outstanding on the date hereof any subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating AI to issue, deliver or sale, or cause to be issued, delivered or sold, any additional shares of the capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock of any class or series, of AI or obligating AI to grant, extend or enter into any such agreement or commitment.



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

         (b) The authorized capital stock of SUB consists of 1,000 shares of $.0 par value common stock, of which 1,000 shares are issued and outstanding. As of the date hereof, no other equity securities of SUB are outstanding or reserved for issuance. No shares of SUB common stock are held in SUB's treasury or reserved for issuance; and no preferred shares are authorized, issued or outstanding. All outstanding shares of capital stock of SUB are duly authorized, validly issued, fully paid and nonassessable. There are not outstanding on the date hereof, any subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating SUB to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of the capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock of any class or series, of SUB or obligating SUB to grant, extend or enter into any such agreement or commitment.

3.04     Financial Statements.

         Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the financial condition of AI, taken as a whole, Without limiting the generality of the foregoing, since that date, AI has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business, and no change has occurred which has or may reasonably be expected to have a materially adverse affect on the ability of AI to consummate the transactions contemplated by this Agreement or on the business of financial condition of AI.

3.05     Other Information.

         (a) None of the written information supplied by or on behalf of AI or SUB to PCI, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or to correct any statement previously made.

         (b) All written statements, memoranda, certificates, schedules, lists or other written information (including without limitation, financial information) heretofore or hereafter provided by AI or SUB to PCI or any of its representatives, pursuant to the terms hereof or otherwise in connection with the transactions contemplated hereby, have been and will be true and correct in all material respects, and do not, and will not, contain any materially misleading statement or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made and in view of all the written information which was provided by AI or SUB or any of their representatives, not misleading.

3.06 No Violation of Law. (a) To the knowledge of AI, The Business of AI is being conducted in conformity with applicable law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity, except for violations which, individually or in the aggregate, do not and are not expected to have a materially adverse effect on AI taken as a whole, and;
(b) no investigation or review by any governmental or regulatory entity with respect to AI is pending, or to the knowledge of AI, threatened, nor has any governmental or regulatory entity indicated an intention to conduct the same, other than those the outcome of which will not in the aggregate have or be expected to have a materially adverse effect in AI taken as a whole.

3.07 Litigation. There are no suits, actions, proceedings or investigations pending, or to the knowledge of AI, threatened against or affecting AI or any of its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, the results of which would have a materially adverse effect on AI.

3.08     Taxes.

         (a) Except as set forth in the Disclosure Schedule, (i) all returns and reports of all Taxes (as defined below) including, without limitation, consolidated federal income tax returns of AI, withholding tax returns, and tax reports, required to be filed with respect to AI or any of its income, properties or operations (taking into account all extensions of due dates); (ii) all information provided in such returns, declarations and reports is true, correct and complete in all material respects; and (iii) all taxes attributable to AI and its subsidiaries that are or were due and payable have been paid, provided for , or are being contested, in good faith.

         (b) There is no claim or assessment pending or, to the best of AI's knowledge, threatened against AI for any alleged deficiency of any Taxes, and AI does not know of any audit or investigation with respect to any liability of AI for Taxes.

         (c) For purposes of this Agreement, "Taxes" shall be understood to include any tax or similar governmental charge, impost or levy, together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

3.09 Current Negotiations and Discussions. Except as set out in the Disclosure Schedule, as of the date of this Agreement, neither AI nor any of its affiliates, officers, directors, representatives, or agents is in negotiations with, or soliciting offers or proposals from any corporation, partnership, person or other entity or group (other than PCI and its respective directors, officers, employees, representatives or agents) in respect of any merger, sale of assets, sale of shares of capital stock or similar transactions involving AI.

3.10 Title to Assets. AI has good and marketable title to all of its assets free and clear of all security interests. The ability of AI to use any intellectual property is not currently materially and adversely affected by the bankruptcy of any licensor except that warranty, support and service obligations may not be enforceable against licensors who are bankrupt.

3.11 Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any materially adverse change in the business, financial condition, operations or results of operations or to the best knowledge of AI, the future prospects of AI.

3.12 Real Property.

         (a) AI owns no real property.

         (b) AI leases no real property.

3.13 Intellectual Property. AI owns all intellectual property used in the operation of the business as presently conducted.

3.14 Employees. AI is not bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. AI and its directors and officers have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to its employees or of any unfair labor practice committed by AI.


                                   ARTICLE IV
                                COVENANTS OF PCI

4.01 Ordinary Course of Business. During the period from the date of this Agreement to the Effective Time, PCI will immediately notify AI of any business practice or action or omission that is different from its ordinary and usual course of business and consistent with past practice.

4.02 Access and Information. Prior to the consummation of the Merger, PCI shall permit reasonable access for AI, and AI's officers, directors, accountants, investment bankers, counsel and other representatives, at any reasonable time prior to the termination of this Agreement to examine and, as reasonably requested by AI, make copies of and abstracts from all of its properties, books,


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

contracts, commitments and records (including, but not limited to tax returns), but, excluding certain limited information that is highly sensitive from a competitive standpoint and not essential for evaluation of the transaction contemplated hereby, and shall furnish promptly to AI, prior to such time; (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, and; (ii) such other information concerning its business, properties and personnel AI may reasonably request.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.01 Stockholder Approvals. Each party to the extent required by applicable law shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the Merger and all other matters contemplated herein, (the "Special Meeting"), or shall obtain the requisite consents ("Consents") from that number of stockholders necessary to achieve approval pursuant to the law of each party's state of incorporation for the transactions contemplated herein without the necessity of the Special Meeting.


5.02 Expenses. Whether or not the Merger is completed, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each party, including but not limited to the cost of preparing this Agreement.

5.03     Indemnification of Officers and Directors.

         (a) In the event any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that PCI and AI shall, to the fullest extent permitted under applicable law or contract, and regardless of whether the Merger becomes effective, indemnify and hold harmless (and shall advance expenses to), and after the Effective Time, the Surviving Corporation and AI shall, to the fullest extent permitted under applicable law, indemnify and hold harmless (and shall advance expenses to), each past and present director, officer, employee, fiduciary and agent of PCI or AI, including, without limitation, officers and directors serving as such on the date hereof (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated hereby, including a breach of a representation or warranty contained herein by any party which causes, contributes to or results in any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time); (i) PCI and AI shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to PCI and IA, promptly as statements therefore are received: and (ii) PCI and AI will cooperate in the defense of any such matter; provided however, that neither PCI nor AI shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld: and provided further, that neither PCI nor AI shall be obligated pursuant to this Section 5.03 to pay the fees and disbursements of more than one counsel and one local counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the indemnified Parties, two or more of such Indemnified Parties have conflicting interest in the outcome of such action.

         (b) In the event AI or the Surviving Corporation or any of their successors or assigns; (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of their properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation and AI assume the obligations set forth in this Section 5.03.

         (c) This section 5.03 shall survive any termination of this Agreement and the consummation of the Merger at the Effective Time and is intended to benefit each of the Indemnified Parties.



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

5.04 Miscellaneous Agreements. PCI and AI will use their best efforts to obtain consents of all third parties and governmental or regulatory bodies necessary, or in the opinion of AI and PCI, advisable to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, AI or PCI shall cause the proper officers or directors of PCI or AI, as the case may be, to take all such necessary action.

5.05 Filings. Each of PCI and AI will take all such action as may be necessary under the federal and state securities laws applicable to, or necessary for, and will file and, if appropriate use their respective best efforts to have declared effective or approved all documents and notifications with SEC and other governmental or regulatory bodies which are deemed necessary or appropriate for the consummation of the Merger, and the transaction contemplated hereby, and each party shall give the other any information requested by it which is reasonably necessary to enable it to take such action.

5.06 Certain Notification. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy the conditions contained in Article VI of this Agreement.

5.07 Public Announcements. Except as required by applicable Law, none of the parties hereto shall, nor shall any person acting on behalf of any of them, make any public announcement in respect of this Agreement or the Merger, without the prior written consent of AI and PCI.

                                   ARTICLE VI
                                   CONDITIONS

6.01 Conditions to Obligations. The obligations of AI and PCI to effect the Merger shall be subject to the fulfillment, at the Effective Time, of the following conditions, except as PCI and AI otherwise consent in writing:

         (a) The Merger shall have been approved by the requisite vote or consent of stockholders and directors of all parties;

         (b) There shall not be in effect; (i) any judgment, decree or order issued by any federal, state, local, or foreign court of competent jurisdiction or; (ii) any statute, rule or regulation enacted or promulgated by any federal, state, local or foreign legislative, administrative or regulatory body of competent jurisdiction that in either of cases (i) or (ii), prohibits the consummation of the Merger or makes such consummation illegal;

         (c) The directors of each of AI, SUB and PCI in the exercise of their business judgment believe that this Merger is in the best interest of each of their respective stockholders;

         (d) The name of American Industries, Inc. will be changed to Dolce Ventures, Inc.

         (e) AI will have authorized the creation of Preferred Stock, and the authorization of 100,000,000 shares of preferred with a par value of $.001.

         (f) Each party shall be satisfied with the results of its due diligence examinations;

         (g) All representations and warranties set out herein shall be true and correct and all covenants set out herein shall have been performed.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

7.01 Termination. This Agreement may be terminated by either AI or PCI of the required approval of directors and stockholders shall not have been obtained; the conditions contained in Article VI of this Agreement have not been complied with in every material respect; there has been a failure to perform any of the covenants or agreements contained herein; or this Agreement may also be terminated at any time prior to the Effective Time by either AI or PCI if the Merger shall not have been consummated on or before March 30, 2002.

7.02 Effect of Termination. In the event of the termination of this Agreement by either AI or PCI as provided in Section 7.01 hereof; (i) the Merger shall be deemed abandoned and this Agreement shall forthwith become void, and; (ii) there shall be no liability on the part of AI or PCI or their respective officers of directors, except, with respect to AI or PCI, as set forth in Sections 5.02 and
5.03 hereof and except for liability arising from a material breach of this Agreement.

7.03 Amendment. This Agreement may be amended by an agreement of the parties hereto by action taken by their Boards of Directors, at any time before or after approval of the Merger by the stockholders of the parties, but after any such
approval,   no  amendment   shall  be  made  which   reduces  or  increases  the
consideration into which Shares are to be exchanged as provided in this Agreement or which in any way materially adversely affects the rights of such stockholders of AI or PCI without the further approval of such respective stockholders as required by applicable law. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of each of the parties hereto referring specifically to the Agreement.

7.04 Waiver. No term or provision of this Agreement may be waived except that any term or provision of this Agreement (other than a requirement imposed by law) may be waived at any time by the party entitled to the benefits thereof by an instrument in writing signed by or on behalf of such party and referring specifically to the term or provision to be waived.

                                  ARTICLE VIII
                                ADDITIONAL TERMS

8.01 Survival of Representations, Warranties and Agreements. The representations and warranties of AI, SUB and PCI in this Agreement, or in any instrument delivered by AI, SUB or PCI pursuant to this Agreement, shall survive the Merger and be continuing.

8.02 Closing. Unless this Agreement shall have been terminated in accordance with the provisions of Article VII hereof and the Merger herein contemplated shall have been abandoned, a closing (the "Closing") will be held promptly following the Special Meeting or Consent, as the case may be, at the offices of AI in Saint George, Utah, of by mail at the election of the parties. At such time (the "Closing Date"), any required documents will be delivered, and immediately thereafter, the Certificate of Merger will be filed and, provided however, that if any of the conditions provided for in Article VI shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 7.01 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived. Such notifying party will seek to meet such condition or conditions at the earliest practicable date.

8.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or sent by telex, fax or other telecommunications device capable of creating a written record (and promptly confirmed in writing ) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If  to  AI:  Charles  W.  Goff,  Sr.
                                        1058 Highland Dr.
                                        St. George, Utah, 84770

                           With a copy to: John G. Marshall
                                           525 East 300 South
                           Salt Lake City, Utah 84111

                  (b)      If to PCI:  Hugh Field
                                       708 Camellia Ct.
                                       Seffner, FL 33584

                           With a copy to: Celso B. Suarez, Jr.
                                           P.O. Box 701008
                                           Houston, Texas 77270



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

8.04 Miscellaneous. This Agreement (including the Disclosure Schedule, documents and instruments referred to or incorporated herein); (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written an oral, among the parties, or any of them, with respect to the subject matter hereof; (b) except for the provisions of Sections 5.02 and 5.03, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise; (d) shall be governed in all respects including validity, interpretation and effect, by the laws of the State of Delaware without the application of conflicts of law principles; (e) may be executed in counterparts which together shall constitute a single instrument. No party has relied upon any representation or warranty, oral or written, of any other party hereto or any of their officers, directors or stockholders except for the representations and warranties expressly ser forth in this Agreement, and no officer, agent, accountant, attorney, director or stockholder of PCI or AI shall have any personal liability for the accuracy or completeness of the representations and warranties set forth in the Agreement. The headings in this Agreement are for convenience of reference only, and shall not be deemed to alter the meaning or interpretation of any of the terms hereof. Any reference to sections or articles shall be deemed to refer to the sections or articles hereof unless otherwise stated.

8.05 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid but the remainder hereto shall not be invalidated hereby and shall be given effect so far as possible.

                            [Signature Page Follows]

                    [Signature Page for Agreement of Merger]

         IN WITNESS WHEREOF, AI and PCI have caused this Agreement of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


AMERICAN INDUSTRIES, INC.                     PEGASUS TEL, INC.
a Utah Corporation                            a Delaware Corporation


By: /s/ Charles W. Goff, Sr.                  By: /s/ Charles W. Goff, Sr._____
    ------------------------------------          -----------------------------
       Charles W. Goff, Sr., President           Charles W. Goff, Sr., President

PEGASUS COMMUNICATIONS, INC.
a New York Corporation


By: /s/ Hugh J. S. Field_________
    -----------------------------
       Hugh Field, President





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